Exhibit 4.7

GOLD KIST INC.,

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

SUBORDINATED INDENTURE

Dated as of [                    ]

i

v

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	9.10
(a)(2)	9.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	9.10
(b)	9.10
(c)	N.A.

311(a)	9.11
(b)	9.11
(c)	N.A.

312(a)	3.5
(b)	15.5
(c)	15.5

313(a)	9.6
(b)	9.6
(c)	9.6
(d)	9.6

314(a)	6.6(a), 6.7
(b)(1)	N.A.
(b)(2)	N.A.
(c)(1)	15.6
(c)(2)	15.6
(c)(3)	N.A.
(d)	N.A.
(e)	15.7
(f)	N.A.

315(a)	9.1
(b)	9.5
(c)	9.1
(d)	9.1
(e)	8.13

316(a)(last sentence)	1.1
(a)(1)(A)	8.11
(a)(1)(B)	8.12
(a)(2)	8.12
(b)	8.8
(c)	15.3

TIA Section	Indenture Section
317(a)(1)	8.3
(a)(2)	8.4
(b)	3.10

318(a)	15.1
(b)	N.A.
(c)	15.1

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

INDENTURE, dated as of [                    ], by and between Gold Kist Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured and subordinated debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. DEFINITIONS.

“Acceleration Notice” shall have the meaning specified in Section 8.2.

“Act”, when used with respect to any Holder, has the meaning specified in Section 15.3.

“Affiliate” means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term “control” means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Applicable Procedures” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

“Beneficial Owner” or “beneficial owner” for purposes of the definition of Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close; provided that, when used with respect to any Security, “Business Day” may have such other meaning, if any, as may be specified for such Security as contemplated by Section 3.1.

“Cash” or “cash” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer and delivered to the Trustee from time to time.

“Consolidated Subsidiary” means a Subsidiary of the Company whose financial statements are consolidated with those of the Company in accordance with GAAP.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 1360 Peachtree Street NE, Suite 1105, Atlanta, GA 30309, Attention: J. David Dever, Vice President, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company), in either case which shall be located in the Borough of Manhattan, The City of New York.

“Covenant Defeasance” shall have the meaning specified in Section 10.3.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Debt” means, at any time, all obligations of the Company and each Consolidated Subsidiary, to the extent such obligations would appear as a liability upon the consolidated balance sheet of the Company and the Consolidated Subsidiaries, in accordance with GAAP, (1)

for borrowed money, (2) evidenced by bonds, debentures, notes or other similar instruments, and (3) in respect of any letters of credit supporting any Debt of others, and all guarantees by the Company or any Consolidated Subsidiary of Debt or others.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Defaulted Interest” shall have the meaning specified in Section 3.9.

“Depositary” means, with respect to Securities of any series issuable in whole or in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as the Depositary for such Securities as contemplated by Section 3.1, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, “Depositary” shall mean or include such successor.

“Event of Default” shall have the meaning specified in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Expiration Date” has the meaning specified in Section 15.3.

“GAAP” means United States generally accepted accounting principles as set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession in the United States and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.3 (or such legend as may be specified as contemplated by Section 3.1 for such Securities).

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more Supplemental Indentures, including, for all purposes of this instrument and any such Supplemental Indenture, the provisions of the TIA that are deemed to be a part of and govern this instrument and any such Supplemental Indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 3.1.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the stated due date of an installment of interest on such Security.

“Legal Defeasance” shall have the meaning specified in Section 10.2.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, security interest, statutory or other lien, or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Maximum Interest Rate” shall have the meaning specified in Section 3.13.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officer” means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company, delivered to the Trustee from time to time and otherwise complying with the requirements of Sections 15.6 and 15.7, if applicable.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and, if applicable, complying with the requirements of Sections 15.6 and 15.7.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.2.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities as to which Legal Defeasance has been effected pursuant to Section 10.2;

(4) Securities which have been paid pursuant to Section 3.8 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(5) Securities as to which any property deliverable upon conversion thereof has been delivered (or such delivery has been duly provided for), or as to which any other particular conditions have been satisfied, in each case as may be provided for such Securities as contemplated in Section 3.1;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 8.2, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.1, (C) the principal amount of a Security denominated in one or more foreign currencies, composite currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.1, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” shall have the meaning specified in Section 3.6.

“Person” or “person” means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

“Place of Payment”, when used with respect to the Securities of any series and subject to Section 6.2, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 3.1.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.8 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“principal” of any Debt means the principal amount of such Debt as of any date of determination.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registrar” shall have the meaning specified in Section 3.6.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.1.

“Regulation S-X” means Regulation S-X promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Representative” means the indenture trustee or other trustee, agent or representative for an issue of Senior Debt.

“Responsible Officer”, when used with respect to the Trustee, means any vice president, any assistant secretary, any assistant treasurer, any trust officer, any assistant trust officer or any other officer of the Trustee, in each case, located in the Corporate Trust Office of the Trustee, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor entity thereto.

“Security Register” shall have the meaning specified in Section 3.6.

“Senior Debt” means the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of (i) Debt and (ii) all obligations to make payment pursuant to the terms of financial instruments, such as (x) securities contracts and foreign currency exchange contracts, (y) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts, and (z) in the case of both (x) and (y) above, similar financial instruments, in each case, whether any such indebtedness exists as of the date of the Indenture or is created, incurred, assumed or guaranteed after such date and any such obligation of another Person the payment of which, in either case, the Company has guaranteed or for which the Company is responsible or liable, directly or indirectly, as obligor or otherwise; provided, however, that, in any event, Senior Debt shall not include (1) any such indebtedness, obligation or liability referred to in the definition of Debt as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Securities, or ranks pari passu with the Securities, (2) the Securities, (3) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (4) any Debt of the Company for wages or bank deposits payable to the Company’s executive officers and directors; (5) any Debt to any employee of the Company, and (6) all other indebtedness of the Company sold to any Subsidiary of the Company.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.9.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means a corporation, a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company and/or by one or more of its other Subsidiaries, a partnership in which the Company or a Subsidiary of the Company is, at the time, a general partner, and any other entity in which the Company and/or one of its Subsidiaries, directly or indirectly, has a majority ownership interest.

“Supplemental Indenture” means an indenture supplemental to this Indenture, which supplements, amends or modifies this Indenture and is entered into by the parties to this Indenture as provided in Article XI.

“TIA” means the Trust Indenture Act of 1939, as amended, (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as provided in Section 11.3.

“Trust Officer” means, when used with respect to the Trustee, any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S. Government Obligations” means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

SECTION 1.2. INCORPORATION BY REFERENCE OF TIA.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture securityholder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on any Security.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the TIA meanings assigned to them thereby.

SECTION 1.3. RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including, without limitation;

(5) words in the singular include the plural, and words in the plural include the singular;

(6) provisions apply to successive events and transactions;

(7) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(8) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

ARTICLE II

SECURITY FORMS

SECTION 2.1. FORMS GENERALLY.

All Securities shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution thereof.

The definitive Securities shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods on any type of paper, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.2. FORM OF SECURITIES.

Each Security in a series shall be in a form approved by or pursuant to a Supplemental Indenture hereto or a Board Resolution or by an Officer or Officers pursuant to authority delegated to that Officer or those Officers pursuant to a Board Resolution. If the form of the Securities of a series is not prescribed by the Supplemental Indenture relating to that series, upon or prior to the delivery to the Trustee for authentication of the first Security to be issued of that series, the Company shall deliver to the Trustee, the Board Resolution by or pursuant to which such form of the Security for that series has been approved, which Board Resolution shall have attached thereto a copy of the form of the Security approved, or a certificate of an Officer, attested to by the Secretary or an Assistant Secretary of the Company, certifying that an Officer, acting pursuant to delegated authority from the Board of Directors, approved the form of the Securities of that series and attaching a copy of the form of the Security approved and a true and complete copy of the resolutions of the Board of Directors delegating authority to that Officer to approve the form of Securities. If temporary Securities of any series are issued in global form as permitted by Section 3.4, the form thereof also shall be established as provided in this Section 2.2.

SECTION 2.3. GLOBAL SECURITIES.

If Securities of a series are issuable in whole or in part in global form, as specified as contemplated by Section 3.1, then, notwithstanding Section 3.1 and the provisions of Section 3.2, such Global Security shall represent such of the Outstanding Securities of that series as shall be specified in such Global Security and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges or partial redemptions or increased to reflect the issuance of additional uncertificated Securities of that series. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities of a series represented thereby shall be made in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.3.

Unless otherwise specified as contemplated by Section 3.1 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

SECTION 2.4. FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Dated:	By:
Authorized Signatory

ARTICLE III

THE SECURITIES

SECTION 3.1. AMOUNT UNLIMITED; ISSUABLE IN SERIES.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more Supplemental Indentures hereto, prior to the issuance of Securities of any series,

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, or 4.7 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder); provided, however, that the authorized aggregate principal amount of such series may from time to time be increased above such amount by a Board Resolution to such effect;

(3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4) the date or dates on which the principal of any Securities of the series is payable or the method by which such date or dates shall be determined or extended;

(5) the rate or rates (which may be fixed or variable) at which any Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(6) the place or places where, subject to the provisions of Section 3.6 and Section 6.2, the principal of and any premium and interest on any Securities of the series shall be payable and the manner in which any payment may be made;

(7) the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(8) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $1,000 and any multiple thereof, the denominations in which any Securities of the series shall be issuable;

(10) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(11) if other than the currency of the United States of America, the currency, currencies, composite currency, composite currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for the purposes of making payment in the currency of the United States of America and applying the definition of “Outstanding” in Section 1.1;

(12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies, composite currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies, composite currency, composite currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined).

(13) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 8.2 or method by which such portion shall be determined;

(14) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(15) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 10.2 or Section 10.3 or both such Sections, or pursuant to a manner varying from such Sections, any provisions to permit a pledge of obligations other than U.S. Government Obligations (or the establishment of other arrangements) to satisfy the requirements of Section 10.4 for defeasance of such Securities and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

(16) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.3, any addition to, elimination of or other change in the circumstances set forth in clause (2) of the last paragraph of Section 3.7 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof and any other provisions governing exchanges or transfers of any such Global Security;

(17) any addition to, elimination of or other change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 8.2;

(18) any addition to, elimination of or other change in the covenants set forth in Article VI which applies to Securities of the series;

(19) any provisions necessary to permit or facilitate the issuance, payment or conversion of any Securities of the series that may be converted into securities or other property other than Securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of the Company or otherwise;

(20) the terms and conditions, if any, pursuant to which the Securities of the series are secured;

(21) any restriction or condition on the transferability of the Securities of such series;

(22) the exchanges, if any, on which the Securities may be listed;

(23) the obligation, if any, of the Company to permit the Securities of such series to be converted into or exchanged for common stock of the Company or other securities or property of the Company and the terms and conditions upon which such conversion or exchange shall be effected (including, without limitation, the initial conversion price or rate, the conversion or exchange period, any adjustment of the applicable conversion or exchange price or rate and any requirements relative to the reservation of such shares for purposes of conversion or exchange);

(24) if convertible or exchangeable, any applicable limitations on the ownership or transferability of the securities or property into which such Securities are convertible or exchangeable; and

(25) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 11.1(4)).

The Securities shall be subordinated in right of payment to Senior Debt, as provided in Article XIII.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.3) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such Supplemental Indenture hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

SECTION 3.2. DENOMINATIONS.

The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.1. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of that series shall be issuable in denominations of $1,000 and any multiple thereof.

SECTION 3.3. EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

The Securities shall be executed on behalf of the Company by two Officers by manual or facsimile signature.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee shall, upon receipt of the Company Order, authenticate and deliver such Securities as this Indenture provides and not otherwise.

If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.2 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon, an Opinion of Counsel stating,

(1) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.2, that such form has been established in conformity with the provisions of this Indenture;

(2) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture; and

(3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution or the Officers’ Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of that series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of that series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.12, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 3.4. TEMPORARY SECURITIES.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of that series, the temporary Securities of that series shall be exchangeable for definitive Securities of that series upon surrender of the temporary Securities of that series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of that series and tenor.

SECTION 3.5. HOLDER LISTS.

The Trustee shall preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of all Holders of Securities of each series, by series, and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date with respect to a series of Securities and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of such series, and the Company shall otherwise comply with TIA §312(a).

SECTION 3.6. REGISTRAR, PAYING AGENT AND DEPOSITARY.

The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register (the “Security Register”) of each series of Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar with respect to the Securities of any series without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain an entity other than the Trustee as either Registrar or Paying Agent for the affected series of Securities, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities. The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Securities Custodian with respect to the Global Securities.

SECTION 3.7. REGISTRATION OF TRANSFER AND EXCHANGE.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4 or 11.5 or this Section 3.7 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 4.3 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 3.1, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for other certificated Securities if (i) the Company delivers to the Trustee notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Securities and the Company thereupon fails to appoint a successor Depositary within 90 days or (y) the Depositary is no longer a clearing agency registered under the Exchange Act, (ii) the Company, in its sole discretion, determines that the Global Securities (in whole but not in part) should be exchanged for other certificated Global Securities and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of Outstanding Securities of the applicable series if there shall have occurred and be continuing a Default or Event of Default with respect to such Securities. If the Company designates a successor Depositary as aforesaid, such Global Security shall promptly be exchanged in whole for one or more other Global Securities registered in the name of the successor Depositary, whereupon such designated successor shall be the Depositary for such successor Global Security or Global Securities and the provisions of Clauses (1), (2), (3) and (4) of this Section shall continue to apply thereto.

(3) Subject to Clause (2) above and to such applicable provisions, if any, as may be specified as contemplated by Section 3.1, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to Section 3.4, 3.6, 11.5 or this Section 3.7 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

SECTION 3.8. MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.9. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

Except as otherwise provided as contemplated by Section 3.1 with respect to any Securities of a series, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (or, if no business is conducted by the Trustee at its Corporate Trust Office on such date, at 5:00 P.M. New York City time on such date).

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest payable on any Securities of a series to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each of such Securities and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of such Securities in the manner set forth in Section 15.4, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest on any Securities of a series in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which such Securities may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Except as may otherwise be provided in this Section 3.9 or as contemplated in Section 3.1 with respect to any Securities of a series, the Person to whom interest shall be payable on any Security that first becomes payable on a day that is not an Interest Payment Date shall be the Holder of such Security on the day such interest is paid.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.1, in the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable. Notwithstanding the foregoing, the terms of any Security that may be converted may provide that the provisions of this paragraph do not apply, or apply with such additions, changes or omissions as may be provided thereby, to such Security.

SECTION 3.10. PAYING AGENT TO HOLD MONEY IN TRUST.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of the applicable Securities of any series or the Trustee all money held by the Paying Agent for the payment of principal or any premium or interest on such Securities and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of such Securities all money held by it as Paying Agent with respect to such Securities. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for any Securities.

SECTION 3.11. PERSONS DEEMED OWNERS.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.9) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.12. CANCELLATION.

All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order; provided, however, that the Trustee shall not be required to destroy such cancelled Securities.

SECTION 3.13. COMPUTATION OF INTEREST; USURY.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

The amount of interest (or amounts deemed to be interest under applicable law) payable or paid on any Security shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York, or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York law, which could lawfully be contracted for, taken, reserved, charged or received (the “Maximum Interest Rate”). If, as a result of any circumstances whatsoever, the Company or any other Person is deemed to have paid interest (or amounts deemed to be interest under applicable law) or any Holder of a Security is deemed to have contracted for, taken, reserved, charged or received interest (or amounts deemed to be interest under applicable law), in excess of the Maximum Interest Rate, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of validity, and if under any such circumstance, the Trustee, acting on behalf of the Holders, or any Holder shall ever receive interest or anything that might be deemed interest under applicable law that would exceed the Maximum Interest Rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing on the applicable Security or Securities and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of any such Security or Securities, such excess shall be refunded to the Company; provided that the Company and not the Trustee shall be responsible for collecting any such refund from the Holders. In addition, for purposes of determining whether payments in respect of any Security are usurious, all sums paid or agreed to be paid with respect to such Security for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Security.

SECTION 3.14. CUSIP NUMBERS.

The Company in issuing the Securities may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE IV

REDEMPTION

SECTION 4.1. APPLICABILITY OF ARTICLE.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for such Securities) in accordance with this Article.

SECTION 4.2. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

The election of the Company to redeem any Securities shall be established in or pursuant to a Board Resolution or in another manner specified as contemplated by Section 3.1 for such

Securities. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 15 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of that series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (ii) pursuant to an election of the Company that is subject to a condition specified in the terms of those Securities, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

SECTION 4.3. SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

If less than all the Securities of any series are to be redeemed (unless all the Securities of that series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 15 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of that series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of that series; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of that series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 15 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of that series and specified tenor not previously called for redemption in accordance with the preceding sentence.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

The Trustee shall promptly notify the Company and each Registrar in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 4.4. NOTICE OF REDEMPTION.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall identify the Securities to be redeemed (including CUSIP numbers, if any) and shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5) the place or places where each such Security is to be surrendered for payment of the Redemption Price,

(6) for any Securities that by their terms may be converted, the terms of conversion, the date on which the right to convert the Security to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion, and

(7) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

SECTION 4.5. DEPOSIT OF REDEMPTION PRICE.

On or before any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 3.10) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date, other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 3.9 or in the terms of such Security) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 4.6. SECURITIES PAYABLE ON REDEMPTION DATE.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.1, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 4.7. SECURITIES REDEEMED IN PART.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE V

SINKING FUNDS

SECTION 5.1. APPLICABILITY OF ARTICLE.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.1 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 5.2. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

SECTION 5.2. SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been converted in accordance with their terms or which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of that series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed (or at such other prices as may be specified for such Securities as contemplated in Section 3.1), for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 5.3. REDEMPTION OF SECURITIES FOR SINKING FUND.

Not less than 90 days (or such shorter period as shall be satisfactory to the Trustee) prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 5.2 and will also deliver to the Trustee any Securities to be so delivered. Not less than 60 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 4.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 4.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 4.6 and 4.7.

ARTICLE VI

COVENANTS

SECTION 6.1. PAYMENT OF SECURITIES.

The Company shall pay the principal of and any premium and interest on the Securities of any series on the dates and in the manner provided herein and in the applicable Security. An installment of principal of or interest on any Security of any Series shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders of such Security (on or before 10:00 a.m. New York City time to the extent necessary to provide the funds to the Depositary in accordance with the Depositary’s procedures) on that date cash deposited and designated for and sufficient to pay the installment.

The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Security of that series compounded semi-annually, to the extent lawful.

SECTION 6.2. MAINTENANCE OF OFFICE OR AGENCY.

The Company shall maintain in each Place of Payment for any series of Securities, an office or agency where Securities of that Series may be presented or surrendered for payment, where Securities of that Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that Series and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 3.1, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

SECTION 6.3. CORPORATE EXISTENCE.

Except as otherwise permitted by Article VII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents and the material rights (charter and statutory) and material corporate franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not materially adverse to the Holders.

SECTION 6.4. PAYMENT OF TAXES AND OTHER CLAIMS.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its properties and assets and (b) all lawful claims, whether for labor, materials, supplies or services, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, except where the failure to so pay or discharge would not, individually or in the aggregate, have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

SECTION 6.5. MAINTENANCE OF PROPERTIES.

The Company shall cause all properties used or useful in the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries; provided, however, that nothing in this Section 6.5 shall prevent the Company from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (i) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of the Company and (ii) not materially adverse to the Holders.

SECTION 6.6. COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

(a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers’ Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company, complying with TIA § 314(a)(4) and stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture (without regard to notice requirements or grace periods) and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers’ Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

(b) The Company shall, so long as any Security of any series are Outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default with respect to such Security, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

SECTION 6.7. REPORTS.

Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Trustee and to each Holder, within 5 days after the Company is or would have been (if it were subject to such reporting obligations) required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company’s certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management’s discussion and analysis of financial condition and results of operations which would be so required and, unless the SEC will not accept such reports, file with the SEC the annual, quarterly and other reports which the Company is or would have been required to file with the SEC.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 6.8. WAIVER OF STAY, EXTENSION OR USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium of, or interest on any Security as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

SUCCESSOR CORPORATION

SECTION 7.1. LIMITATION ON MERGER, SALE OR CONSOLIDATION.

The Company shall not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety, whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

(1) either (a) the Company is the surviving entity or (b) the resulting, surviving or transferee entity formed by such consolidation or into which the Company is merged or which acquires or leases the Company’s assets is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by a Supplemental Indenture (in form and substance reasonably satisfactory to the Trustee) all of the Company’s obligations in connection with the Securities and this Indenture;

(2) no Default or Event of Default exists or will occur immediately after giving effect to such transaction (applying Article 11 of Regulation S-X to such transaction as and to the extent applicable); and

(3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel meeting the requirements of Sections 15.6 and 15.7 hereof.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets, substantially as an entirety, of one or more Subsidiaries of the Company, the Company’s interest in which constitutes the Company’s properties and assets substantially as an entirety, shall be deemed to be the transfer of the Company’s properties and assets substantially as an entirety.

SECTION 7.2. SUCCESSOR CORPORATION SUBSTITUTED.

Upon any consolidation or merger or any transfer or lease of all or substantially all of the assets of the Company in accordance with Section 7.1, the surviving entity formed by such consolidation or into which the Company is merged or to which such transfer or lease is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named herein as the Company, and (except in the case of a lease) when a surviving entity duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the Company shall be released from such obligations (except with respect to any obligations that arise from, or are related to, such transaction).

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

SECTION 8.1. EVENTS OF DEFAULT.

“Event of Default” with respect to Securities of any series, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the Company’s failure to pay any installment of interest on any Security of that series as and when the same becomes due and payable and the continuance of any such failure for 30 days;

(ii) the Company’s failure to pay all or any part of the principal of, or premium, if any, on any Security of that series when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise;

(iii) the Company’s failure to deposit any sinking fund payment, when and as due by the terms of a Security of that series, and continuance of any such failure for 30 days;

(iv) with respect to the Securities of that series, the Company’s failure to observe or perform any other covenant or agreement in respect of any Security of that series contained in this Indenture or in such Security (other than a covenant or agreement a default in whose performance is elsewhere in this Section specifically dealt with or that has been expressly included in this Indenture by means of a Supplemental Indenture solely for the benefit of Securities of a series other than that series) or in the applicable Board Resolution under which that series is issued as contemplated by Section 3.01 and, the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series;

(v) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, or any substantial part of the property of the Company, or for the winding up or liquidation of the affairs of the Company, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

(vi) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any of the foregoing; and

(vii) any other event or occurrence that is designated to be an Event of Default provided with respect to Securities of that series in the Supplemental Indenture or Board Resolution that establishes the terms of the Securities of that series.

Notwithstanding the foregoing provisions of this Section 8.1, if the principal or any premium or interest on any Security is payable in a currency other than the currency of the United States of America and such currency is not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of the Securities by making such payment in the currency of the United States of America in an amount equal to the currency of the United States of America equivalent of the amount payable in such other currency, as determined by the Trustee by reference to the noon buying rate in The City of New York for cable transfers for such currency (the “Exchange Rate”), as such Exchange Rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this Section 8.1, any payment made under such circumstances in the currency of the United States of America where the required payment is in a currency other than the currency of the United States of America will not constitute an Event of Default under this Indenture.

SECTION 8.2. ACCELERATION OF MATURITY DATE; RESCISSION AND ANNULMENT.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing (other than an Event of Default specified in Section 8.1(v) or Section 8.1(vi)), then in every such case, unless the principal of the Outstanding Securities of that series shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series, by notice in writing to the Company specifying the respective Event of Default (and to the Trustee if given by Holders) (an “Acceleration Notice”), may declare all principal, determined as set forth below, and accrued interest thereon (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in, or determined in accordance with, the terms of that series) to be due and payable immediately. If an Event of Default specified in Section 8.1(v) or Section 8.1(vi) occurs, all principal and accrued interest thereon (or, in the case of any Security of that series which specifies an amount to be due and payable thereon upon acceleration of the Maturity thereof, such amount as may be specified by the terms thereof) will be immediately due and payable on all Outstanding Securities of that series without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, by written notice to the Trustee, may rescind and annul any acceleration and its consequences with respect to the Securities of that series so long as (a) such rescission occurs before a judgment or decree is entered based on such acceleration and (b) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest, if any, on all Securities of that series that have become due solely because of the acceleration, have been cured or waived as provided in Section 8.12.

SECTION 8.3. COLLECTION OF DEBT AND SUITS FOR ENFORCEMENT BY TRUSTEE.

The Company covenants that if an Event of Default in payment of principal, premium or interest specified in clause (i) or (ii) of Section 8.1 hereof occurs and is continuing with respect to Securities of any series, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of Securities of that series, the whole amount then due and payable on Securities of that series for principal, premium (if any), and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), and on any overdue interest, at the rate borne by such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 9.7.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders of Securities of that series, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities of that series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of that series by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 8.4. TRUSTEE MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of any series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including:

(1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of such Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 9.7) and of the Holders of Securities of that series allowed in such judicial proceeding, and

(2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of a series to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 9.7 hereof.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Securities of any series any plan of reorganization, arrangement, adjustment or composition affecting Securities of that series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any such Holder in any such proceeding.

SECTION 8.5. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of such Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders of such Securities, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 9.7, be for the ratable benefit of such Holders of such Securities in respect of which such judgment has been recovered.

SECTION 8.6. PRIORITIES.

Any money collected by the Trustee pursuant to this Article VIII shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), or interest, upon presentation of the Securities of any series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the Trustee in payment of all amounts due pursuant to Section 9.7 hereof;

SECOND: To the Holders of such Securities in payment of the amounts then due and unpaid for principal of, premium (if any), and interest on, such Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), and interest, respectively; and

THIRD: To the Company or such other Person as may be lawfully entitled thereto, the remainder, if any, each as their respective interests may appear.

The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 8.6.

SECTION 8.7. LIMITATION ON SUITS.

No Holder of any Security of any series shall have any right to institute, or to order or direct the Trustee to institute, any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder with respect to such Security, unless:

(A) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(B) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(C) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

(D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more Holders of Securities of that series shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of that series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of that series.

SECTION 8.8. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any), and (subject to Section 3.9) interest on, such Security on the Maturity Dates of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date), and, if the terms of such Security so provide, to convert such Security in accordance with its terms, and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 8.9. RIGHTS AND REMEDIES CUMULATIVE.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 3.8 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 8.10. DELAY OR OMISSION NOT WAIVER.

No delay or omission by the Trustee or by any Holder of any Securities to exercise any right or remedy arising upon any Event of Default with respect to such Securities shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VIII or by law to the Trustee or to the Holders of any Security may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holders, as the case may be.

SECTION 8.11. CONTROL BY HOLDERS.

The Holder or Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the Securities of that series; provided that

(1) such direction shall not be in conflict with any applicable rule of law or with this Indenture;

(2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction; and

(3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 8.12. WAIVER OF EXISTING OR PAST DEFAULT.

Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of all the Securities of that series, waive any existing or past Default with respect to the Securities of that series and its consequences under this Indenture, except a continuing Default with respect to the Securities of that series:

(A) in the payment of the principal of, premium, if any, or interest on, any Security of that series as specified in clauses (i) and (ii) of Section 8.1 hereof and not yet cured; or

(B) with respect to any covenant or provision hereof which, under Article XI, cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default with respect to the Securities of that series or impair the exercise of any right arising therefrom.

SECTION 8.13. UNDERTAKING FOR COSTS.

All parties to this Indenture agree, and each Holder of any Security of any series by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture with respect to the Security of that series, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee with respect to that series, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder of the Security of that series, or group of Holders of the Security of that series, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Security of that series, or to any suit instituted by any Holder of that series for enforcement of the payment of principal of, or premium (if any), or interest on, any Security of that series on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

SECTION 8.14. RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture with respect to any Security of any series and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and all Holders of the Security of that series shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE IX

TRUSTEE

The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

SECTION 9.1. DUTIES OF TRUSTEE.

(a) If an Event of Default has occurred and is continuing with respect to Securities of any series, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such Securities and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default with respect to Securities of any series:

(1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee; and any rights of the Trustee to take any action that is permitted, but not required, to be taken by this Indenture shall not be construed as an obligation or duty to do so; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 9.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.11 hereof.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d), (f) and (g) of this Section 9.1.

(f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company (including without limitation to the extent the Trustee receives funds prior to the interest payment date in order to comply with the provisions of Section 6.1). Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

(g) The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

SECTION 9.2. RIGHTS OF TRUSTEE.

Subject to Section 9.1 hereof, with respect to Securities of any series:

(a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

(b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Sections 15.6 and 15.7 hereof, except as specifically provided herein. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it or its agent takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company, as applicable.

(h) The Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article VI hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 8.1(i), 8.1(ii) and 6.1 hereof, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge, and, with respect to this clause (ii), in the absence of any such notice or any such actual knowledge, the Trustee may conclusively assume that no Default or Event of Default exists.

(i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate, an Opinion of Counsel, or both.

(j) The Trustee may request that the Issuer or the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 9.3. INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities of any series and may otherwise deal with the Company, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 9.10 and 9.11 hereof.

SECTION 9.4. TRUSTEE’S DISCLAIMER.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities of any series, and it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities of any series (other than the Trustee’s certificate of authentication) or in any prospectus or other disclosure materials distributed with respect to the Securities of any series (other than information provided by the Trustee concerning the Trustee), or for the use or application of any funds received by a Paying Agent other than the Trustee.

SECTION 9.5. NOTICE OF DEFAULT.

If a Default or an Event of Default occurs and is continuing with respect to Securities of any series and if it is known to the Trustee, the Trustee shall mail to each Holder of that series notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs.

SECTION 9.6. REPORTS BY TRUSTEE TO HOLDERS.

Within 60 days after each March 15 beginning with the March 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Holder a brief report dated as of such March 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b) and 313(c).

The Company shall promptly notify the Trustee in writing if the Securities of any series become listed on any stock exchange or automated quotation system or of any delisting thereof.

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which any Securities are listed.

SECTION 9.7. COMPENSATION AND INDEMNITY.

The Company agrees to pay to the Trustee (in its capacity as such) from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents, accountants, experts and counsel.

The Company agrees to indemnify the Trustee (in its capacity as Trustee) and each predecessor Trustee and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel), loss or liability incurred by it without negligence, willful misconduct or bad faith on the part of the Trustee, arising out of or in connection with the acceptance and the administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, however, that any failure to so notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if they assume the Trustee’s defense and if the Trustee is advised by its counsel that there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without their written consent, which shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.1(v) or (vi) of this Indenture occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The Company’s obligations under this Section 9.7 shall survive the resignation or removal of the Trustee, the discharge of the Company’s obligations pursuant to Article X of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

SECTION 9.8. REPLACEMENT OF TRUSTEE.

The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities of any series may remove the Trustee with respect to that series by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company’s consent. The Company may remove the Trustee with respect to any series of Securities if:

(a) the Trustee fails to comply with Section 9.10 hereof;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver, Custodian or other public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with respect to Securities of any series, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of that series of Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and, provided that all sums owing to the retiring Trustee provided for in Section 9.7 hereof have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of the affected series.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed with respect to Securities of any series, the retiring Trustee (at the Company’s cost and expense), the Company or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Securities of that series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 9.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company’s obligations under Section 9.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 9.9. SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 9.10. ELIGIBILITY; DISQUALIFICATION.

The Trustee shall at all times satisfy the requirements of TIA § 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000, as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

SECTION 9.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE X

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 10.1. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

The Company may elect to have Section 10.2, at the Company’s option and at any time, or Section 10.3, at the Company’s option and at any time, of this Indenture applied to all Outstanding Securities of any series upon compliance with the conditions set forth below in this Article X.

SECTION 10.2. LEGAL DEFEASANCE AND DISCHARGE.

Upon the Company’s exercise under Section 10.1 hereof of the option applicable to this Section 10.2 with respect to the Outstanding Securities of any series, the Company and any guarantor of the Securities shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities as to which this option provided in Section 10.1 is exercised, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, and this Indenture shall cease to be of further effect as to all such Outstanding Securities, except as to be deemed to be Outstanding only for the purposes of the Sections of this Indenture referred to in (a) and (b) below, and the Company and any guarantor of the Securities shall be deemed to have satisfied all other of its obligations under such Outstanding Securities and this Indenture with respect to such Securities (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust described in Section 10.5, (b) the Company’s obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 3.7, 3.8, 3.10, 6.2, 10.5, 10.6 and 10.7 hereof, and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company’s obligations in connection therewith. Subject to compliance with this Article X, the Company may exercise its option under this Section 10.2 notwithstanding the prior exercise of its option under Section 10.3 hereof with respect to such Securities.

SECTION 10.3. COVENANT DEFEASANCE.

Upon the Company’s exercise under Section 10.1 hereof of the option applicable to this Section 10.3 with respect to the Outstanding Securities of any series, the Company and any guarantor of the Securities shall be released from its obligations under any covenants provided pursuant to Section 3.1(18) and the covenants contained in Sections 6.5, 6.7, 6.9 and 6.10 and Article VII hereof with respect to all Outstanding Securities as to which this option provided in Section 10.1 is exercised, on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and such Outstanding Securities shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities of any series as to which the Covenant Defeasance has occurred, the Company and any guarantor of the Securities shall not need to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant with respect to such Securities, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 8.1(iii) with respect to such Securities, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 10.4. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to any Securities or any series of Securities, as the case may be, to be defeased:

(a) (i) The Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities as to which Legal Defeasance or Covenant Defeasance will occur, U.S. legal tender, U.S. Government Obligations, a combination thereof, or other obligations as may be provided as contemplated by Section 3.1(15) with respect to such Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Securities on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Securities, and the Holders of such Securities must have a valid, perfected, exclusive security interest in such trust; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that: (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Securities over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the trust funds deposited pursuant to this Section will not be subject to the rights of any holders of Senior Debt, including those arising under Article XIII except and subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and general principles of equity; and (viii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officers’ Certificate, (i) through (vii) and, in the case of the Opinion of Counsel, clauses (i) (with respect to the validity and perfection of the security interest), (ii), (iii), (v) and (vii) of this paragraph have been complied with and the Company shall have delivered to the Trustee an Officers’ Certificate, subject to such qualifications and exceptions as the Trustee deems appropriate, to the effect that, assuming no Holder of such Securities is an insider of the Company, the trust funds will not be subject to the effect of any applicable Federal bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally. The Defeasance will be effective on the earlier of (i) the 91st day after the date of deposit, and (ii) the day on which all the conditions above have been satisfied.

(b) If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Securities to be so defeased when due, then the obligations of the Company under this Indenture with respect to such Securities will be revived and no such defeasance will be deemed to have occurred.

SECTION 10.5. DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

Subject to Section 10.6 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 10.5, the “Paying Agent”) pursuant to Section 10.4 hereof in respect of any Securities to be defeased shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Securities.

SECTION 10.6. REPAYMENT TO THE COMPANY.

(a) Anything in this Article X to the contrary notwithstanding, the Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 10.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 10.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

(b) Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Securities and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the

Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.7. REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 10.2 or 10.3 hereof, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture with respect to such Securities affected and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.2 or 10.3 hereof until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 10.2 and 10.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE XI

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 11.1. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

Without the consent of any Holder of any Securities, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more Supplemental Indentures hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to cure any ambiguity, defect, or inconsistency;

(2) to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Holders of Securities of all or any series (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of that series or those series specified in such Supplemental Indenture), and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of that series or those series specified in such Supplemental

Indenture); provided, however, that in respect of any such additional covenant, restriction or condition such Supplemental Indenture may provide for a particular period of grace after Default (which period may be shorter or longer than allowed in the case of other Defaults, but shall not exceed 90 days) or may provide for any immediate enforcement upon such Default or may limit the remedies available to be exercised by the Trustee in its discretion upon such Default but may not limit the remedies available to be exercised by the Holders;

(3) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated form;

(4) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such Supplemental Indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding;

(5) to provide for collateral for or guarantors of the Securities of any series;

(6) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article VII;

(7) to modify, eliminate or add to the provisions of this Indenture to comply with the TIA;

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 9.8;

(9) to establish the form or terms of Securities of any series as permitted by Section 2.1 and 3.1;

(10) to add to or change any of the provisions of this Indenture with respect to any Securities that by their terms may be converted into securities or other property other than Securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such Securities;

(11) to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded; or

(12) to provide for the payment by the Company of additional amounts in respect of taxes imposed on certain Holders and for the treatment of such additional amounts as interest and for all matters incidental thereto.

SECTION 11.2. AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS.

Subject to Section 8.8 hereof, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby (including consents obtained in connection with a tender offer or exchange offer for such Securities), by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee for Securities of each such series may amend or supplement this Indenture or enter into one or more Supplemental Indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of that series under this Indenture or the applicable Securities. Subject to Section 8.8, the Holder or Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series may waive compliance by the Company with any provision of this Indenture or such Securities with respect to such series. Notwithstanding any of the above, however, no such amendment, Supplemental Indenture or waiver shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.2, or change any Place of Payment where, or the coin or currency in which, any such Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such amendment, Supplemental Indenture or waiver provided for in this Indenture;

(3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

(4) cause such Security to become subordinate in right of payment to any other Debt, except to the extent provided in the terms of such Security;

(5) release any guarantor of the Securities from its guarantee of a Security, or, except as contemplated in any Supplemental Indenture, make any change in a guarantee of a Security that would adversely affect the interests of the Holders; or

(6) if any Security provides that the Holder may require the Company to repurchase or convert such Security, impair such Holder’s right to require repurchase or conversion of such Security on the terms provided therein.

A Supplemental Indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of that series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture or waiver.

After an amendment, supplement or waiver under this Section 11.2 or under Section 11.4 hereof becomes effective, it shall bind each Holder.

In connection with any amendment, supplement or waiver under this Article XI, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder’s consent to such amendment, supplement or waiver.

SECTION 11.3. COMPLIANCE WITH TIA.

Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 11.4. REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, waiver or supplement becomes effective with respect to any Security of any series, a consent to it by a Holder of that series is a continuing consent by such Holder and every subsequent Holder of such Security or portion of such Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any such Security. However, any such Holder or subsequent Holder may revoke the consent as to such Security or portion of such Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of the Outstanding Securities affected have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder of the Security of the affected series, unless it makes a change described in any of clauses (1) through (6) of Section 11.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security of that series who has consented to it and every subsequent Holder of such Security or portion of such Security that evidences the same debt as the consenting Holder’s Security; provided that any such waiver shall not impair or affect the right of any Holder of that series to receive payment of principal and premium of and interest on such Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 11.5. NOTATION ON OR EXCHANGE OF SECURITIES.

Securities of any series authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture. If an amendment, supplement or waiver changes the terms of a Security of any series, the Trustee may require such Holder of the Security of that series to deliver it to the Trustee or require such Holder to put an appropriate notation on such Security. The Trustee may place an appropriate notation on such Security about the changed terms and return it to such Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the affected Security shall issue and the Trustee shall authenticate a new Security of the same series that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 11.6. TRUSTEE TO SIGN AMENDMENTS, ETC.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article XI; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article XI is authorized or permitted by this Indenture.

SECTION 11.7. SUBORDINATION UNIMPAIRED.

No provision in any Supplemental Indenture that adversely affects the superior position of the holders of Senior Debt then outstanding shall be effective against holders of Senior Debt without the consent of such holders.

ARTICLE XII

CONVERSION OR EXCHANGE OF SECURITIES

SECTION 12.1. APPLICABILITY OF ARTICLE.

The provisions of this Article shall be applicable to the Securities of any series which are convertible or exchangeable for other securities or property (including securities of other issuers, provided that such securities are registered under Section 12 of the Exchange Act and such issuer is then eligible to use Form S-3 (or any successor form) for a primary offering of its securities) of the Company, except as otherwise contemplated by Section 3.1 for the Securities of such series.

SECTION 12.2. ELECTION TO EXCHANGE; NOTICE TO TRUSTEE AND HOLDERS.

The election of the Company to exchange any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 3.1 for such Securities. On or prior to the seventh Business Day prior to Maturity of the Securities, the Company shall provide written notice to the Holders of record of the Securities and to the Trustee and will publish a notice in a daily newspaper of national circulation stating whether the Company has made such election.

SECTION 12.3. NO FRACTIONAL SHARES.

No fractional shares of securities shall be delivered upon exchanges of Securities of any series. If more than one Security shall be surrendered for exchange at one time by the same Holder, the number of full shares which shall be delivered upon exchange shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If, except for the provisions of this Section 12.3, any Holder of a Security or Securities would be entitled to a fractional share of a security upon the exchange of such Security or Securities, or specified portions thereof, the Company shall pay to such Holder an amount in cash equal to the current market value of such fractional share computed on the basis of an average Closing Price of such security. The “Closing Price” of any security on any date of determination means, (i) if such security is listed or admitted to unlisted trading privileges on a national securities exchange, the last reported sale price regular way on such exchange, (ii) if such security is not at the time so listed, the average of the bid and asked prices of such security, as reported by the NASDAQ National Market, or (iii) if such security is not at the time so listed or reported or admitted to unlisted trading privileges on a national securities exchange, the average of the bid and asked prices of such security in the over-the-

counter market, as reported by the National Quotation Bureau, Incorporated or similar organization if the National Quotation Bureau, Incorporated is no longer reporting such information, or if not so available, the market price as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

SECTION 12.4. ADJUSTMENT OF EXCHANGE RATE.

The exchange rate of Securities of any series that is exchangeable for other securities or property (including securities of other issuers, provided that such securities are registered under Section 12 of the Exchange Act and such issuer is then eligible to use Form S-3 (or any successor form) for a primary offering of its securities) of the Company shall be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions or any consolidation, merger or other reorganization event in accordance with the terms of the Supplemental Indenture or Board Resolution setting forth the terms of the Securities of such series.

Whenever the exchange rate is adjusted, the Company shall compute the adjusted exchange rate in accordance with terms of the applicable Board Resolution or Supplemental Indenture and shall prepare an Officers’ Certificate setting forth the adjusted exchange rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of exchange of Securities pursuant to Section 6.2 and, if different, with the Trustee. The Company shall forthwith cause a notice setting forth the adjusted exchange rate to be mailed, first class postage prepaid, to each Holder of Securities of such series at its address appearing on the Security Register and to any exchange agent other than the Trustee.

SECTION 12.5. PAYMENT OF CERTAIN TAXES UPON EXCHANGE.

The Company will pay any and all taxes that may be payable in respect of the transfer and delivery of shares of other securities or property (including securities of other issuers, provided that such securities are registered under Section 12 of the Exchange Act and such issuer is then eligible to use Form S-3 (or any successor form) for a primary offering of its securities) of the Company on exchange of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the delivery of shares of securities in a name other than that of the Holder of the Security or Securities to be exchanged, and no such transfer or delivery shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

SECTION 12.6. SHARES FREE AND CLEAR.

The Company hereby warrants that upon exchange of Securities of any series, the Holder of a Security shall receive all rights held by the Company in such security for which such Security is at such time exchangeable under this Article XII, free and clear of any and all liens, claims, charges and encumbrances other, to the extent permitted by the terms of the Securities of such series, than any liens, claims, charges and encumbrances which may have been placed on any such security by the prior owner thereof, prior to the time such security was acquired by the Company. Except as provided in Section 12.5, the Company will pay all taxes and charges with respect to the delivery of such security delivered in exchange for Securities hereunder.

SECTION 12.7. CANCELLATION OF SECURITY.

Upon receipt by the Trustee of Securities of any series delivered to it for exchange under this Article XII, the Trustee shall cancel and dispose of the same as provided in Section 3.12.

SECTION 12.8. DUTIES OF TRUSTEE REGARDING EXCHANGE.

Neither the Trustee nor any exchange agent shall at any time be under any duty or responsibility to any Holder of Securities of any series that is exchangeable into other securities or property (including securities of other issuers, provided that such securities are registered under Section 12 of the Exchange Act and such issuer is then eligible to use Form S-3 (or any successor form) for a primary offering of its securities) of the Company to determine whether any facts exist which may require any adjustment of the exchange rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, whether herein or in any Supplemental Indenture, any Board Resolutions or written instrument executed by one or more officers of the Company provided to be employed in making the same. Neither the Trustee nor any exchange agent shall be accountable with respect to the validity or value (or the kind or amount) of any securities or property (including securities of other issuers, provided that such securities are registered under Section 12 of the Exchange Act and such issuer is then eligible to use Form S-3 (or any successor form) for a primary offering of its securities) of the Company, or of any Securities and neither the Trustee nor any exchange agent makes any representation with respect thereto. Neither the Trustee nor any exchange agent shall be responsible for any failure of the Company to issue, transfer or deliver any stock certificates or other securities or property upon the surrender of any Security for the purpose of exchange or to comply with any of the covenants of the Company contained in this Article XII or in the applicable Supplemental Indenture, any Board Resolutions or written instrument executed by one or more duly authorized officers of the Company.

SECTION 12.9. REPAYMENT OF CERTAIN FUNDS UPON EXCHANGE.

Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of, and premium, if any, and interest, if any, on any of the Securities (including funds deposited for the sinking fund referred to in Article V hereof) and which shall not be required for such purposes because of the exchange of such Securities as provided in this Article XII shall after such exchange be repaid to the Company by the Trustee upon the Company’s written request.

SECTION 12.10. EXERCISE OF CONVERSION PRIVILEGE.

In order to exercise a conversion or exchange privilege, the Holder of a Security of a series with such a privilege shall surrender such Security to the Company at the office or agency maintained for that purpose pursuant to Section 6.2 accompanied by written notice to the Company that the Holder elects to convert or exchange such Security or a specified portion thereof. Such notice shall also state, if different from the name or names (with address) in which the Securities are registered, the name or names in which the securities or property (including securities of other issuers, provided that such securities are registered under Section 12 of the Exchange Act and such issuer is then eligible to use Form S-3 (or any successor form) for a primary offering of its securities) of the Company which shall be issuable on such conversion or exchange shall be issued. Securities surrendered for conversion or exchange shall (if so required by the Company or the Trustee) be duly endorsed by or accompanied by instruments of transfer in forms satisfactory to the Company and the Trustee duly executed by the registered Holder or its attorney duly authorized in writing; and Securities so surrendered for conversion or exchange during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof called for redemption during such period) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion or exchange of such Security, subject to the provisions of Section 3.9 relating to the payment of Defaulted Interest by the Company. As promptly as practicable after the receipt of such notice and of any payment required pursuant to a Board Resolution and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more Supplemental Indentures setting forth the terms of such series of Security, and the surrender of such Security in accordance with such reasonable regulations as the Company may prescribe, the Company shall issue and shall deliver, at the office or agency at which such Security is surrendered, to such Holder or on its written order, securities or property (including securities of other issuers, provided that such securities are registered under Section 12 of the Exchange Act and such issuer is then eligible to use Form S-3 (or any successor form) for a primary offering of its securities) of the Company issuable or deliverable upon the conversion or exchange of such Security (or specified portion thereof), in accordance with the provisions of such Board Resolution, Officers’ Certificate or Supplemental Indenture, and cash as provided therein in respect of any fractional share of such common stock otherwise issuable upon such conversion or exchange. Such conversion or exchange shall be deemed to have been effected immediately prior to the close of business on the date on which such notice and such payment, if required, shall have been received in proper order for conversion or exchange by the Company and such Security shall have been surrendered as aforesaid (unless such Holder shall have so surrendered such Security and shall have instructed the Company to effect the conversion or exchange on a particular date following such surrender and such Holder shall be entitled to convert or exchange such Security on such date, in which case such conversion or exchange shall be deemed to be effected immediately prior to the close of business on such date) and at such time the rights of the Holder of such Security as such Security Holder shall cease and the person or persons in whose name or names any securities or property (including securities of other issuers, provided that such securities are registered under Section 12 of the Exchange Act and such issuer is then eligible to use Form S-3 (or any successor form) for a primary offering of its securities) of the Company shall be issuable or deliverable upon such conversion or exchange shall be deemed to have become the Holder or Holders of record of the shares represented thereby. Except as set forth above and subject to the final paragraph of Section 3.9, no payment or adjustment shall be made upon any conversion or exchange on account of any interest accrued on the Securities surrendered for conversion or exchange or on account of any interest or dividends on the securities or property (including securities of other issuers, provided that such securities are registered under Section 12 of the Exchange Act and such issuer is then eligible to use Form S-3 (or any successor form) for a primary offering of its securities) of the Company issued or delivered upon such conversion or exchange.

In the case of any Security which is converted or exchanged in part only, upon such conversion or exchange the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unconverted or unexchanged portion of such Security.

SECTION 12.11. EFFECT OF CONSOLIDATION OR MERGER ON CONVERSION PRIVILEGE.

In case of any consolidation of the Company with, or merger of the Company into or with any other Person, or in case of any sale of all or substantially all of the assets of the Company, the Company or the Person formed by such consolidation or the Person into which the Company shall have been merged or the Person which shall have acquired such assets, as the case may be, shall execute and deliver to the Trustee a Supplemental Indenture providing that the Holder of each Security then outstanding of any series that is convertible into common stock of the Company shall have the right, which right shall be the exclusive conversion right thereafter available to said Holder (until the expiration of the conversion right of such Security), to convert such Security into the kind and amount of shares of stock or other securities or property (including cash) receivable upon such consolidation, merger or sale by a holder of the number of shares of common stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger or sale, subject to compliance with the other provisions of this Indenture, such Security and such Supplemental Indenture. Such Supplemental Indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in such Security. The above provisions of this Section shall similarly apply to successive consolidations, mergers or sales. It is expressly agreed and understood that anything in this Indenture to the contrary notwithstanding, if, pursuant to such merger, consolidation or sale, holders of outstanding shares of common stock of the Company do not receive shares of common stock of the surviving corporation but receive other securities, cash or other property or any combination thereof, Holders of Securities shall not have the right to thereafter convert their Securities into common stock of the surviving corporation or the corporation which shall have acquired such assets, but rather, shall have the right upon such conversion to receive the other securities, cash or other property receivable by a holder of the number of shares of common stock of the Company into which the Securities held by such holder might have been converted immediately prior to such consolidation, merger or sale, all as more fully provided in the first sentence of this Section 12.11. Anything in this Section 12.11 to the contrary notwithstanding, the provisions of this Section 12.11 shall not apply to a merger or consolidation of another corporation with or into the Company pursuant to which both of the following conditions are applicable: (i) the Company is the surviving corporation and (ii) the outstanding shares of common stock of the Company are not changed or converted into any other securities or property (including cash) or changed in number or character or reclassified pursuant to the terms of such merger or consolidation.

As evidence of the kind and amount of shares of stock or other securities or property (including cash) into which Securities may properly be convertible after any such consolidation, merger or sale, or as to the appropriate adjustments of the conversion prices applicable with respect thereto, the Trustee shall be furnished with and may accept the certificate or opinion of an independent certified public accountant with respect thereto; and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely thereon, and shall not be responsible or accountable to any Holder of Securities for any provision in conformity therewith or approved by such independent certified accountant which may be contained in said Supplemental Indenture.

ARTICLE XIII

SUBORDINATION

SECTION 13.1. AGREEMENT TO SUBORDINATE.

Except as otherwise provided in a Supplemental Indenture or pursuant to Section 3.1, the Company agrees, and each Holder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt and that the subordination is for the benefit of the holders of Senior Debt.

Notwithstanding the foregoing, if a deposit referred to in Section 10.4 is made pursuant to Section 10.2 or Section 10.3 with respect to any Securities (and provided all other conditions set out in Section 10.2 or 10.3, as applicable, shall have been satisfied with respect to such Securities), then, when the 90th day after such deposit has ended, no money or Government Obligations so deposited, and no proceeds thereon, will be subject to any rights of holders of Senior Debt, including any such rights arising under this Article XIII.

SECTION 13.2. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company:

(1) holders of Senior Debt shall be entitled to receive payment in full in cash of the principal thereof, premium, if any, and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before Holders shall be entitled to receive any payment of principal of or interest on Securities;

(2) until the Senior Debt is paid in full in cash, any distribution to which Holders or the Trustee would be entitled but for this Article shall be made to holders of Senior Debt as their interests may appear for the application to the payment thereof, except that Holders may receive securities that are subordinated to Senior Debt to at least the same extent as the Securities; and

(3) the Trustee is entitled to conclusively rely upon an order or decree of a court of competent jurisdiction or a certificate of a bankruptcy trustee or other similar official for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other Company debt, the amount thereof or payable thereon and all other pertinent facts relating to the Trustee’s obligations under this Article Thirteen.

In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Debt is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to a Responsible Officer of the Trustee in writing or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. Any taxes that have been withheld or deducted from any payment or distribution in respect of the Securities, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that the Trustee or the Holder of any Security receives for purposes of this Section.

SECTION 13.3. DEFAULT ON SENIOR DEBT.

The Company may not pay principal, premium or interest on the Securities and may not acquire any Securities for cash or property other than capital stock of the Company if:

(1) (a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any Senior Debt beyond any applicable grace period with respect thereto or (b) a default on Senior Debt occurs and is continuing that permits holders of such Senior Debt (or a trustee on their behalf) to accelerate its Maturity, or

(2) the default is the subject of judicial proceedings or the Company receives a notice of the default from a person who may give it pursuant to Section 13.11. If the Company receives any such notice, a similar notice received within one year thereafter relating to the same default on the same issue of Senior Debt shall not be effective for purposes of this Section.

The Company may resume payments on the Securities and may acquire them when:

(a) the default is cured or waived, or

(b) 120 days pass after the notice is given if the default is not the subject of judicial proceedings.

(c) if this Article otherwise permits the payment or acquisition at that time.

SECTION 13.4. ACCELERATION OF SECURITIES.

In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt or provision shall be made for such payment in cash, before the Holders of the Securities are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) by the Company on account of the principal of, premium, if any, Additional Amounts, if any or interest on the Securities or on account of the purchase or other acquisition of Securities; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with Article V by delivering and crediting pursuant to Section 5.2 Securities which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration.

In the event that, notwithstanding the forgoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to a Responsible Officer of the Trustee in writing or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

SECTION 13.5. WHEN DISTRIBUTION MUST BE PAID OVER.

If payment or distribution on account of the Securities of any character or security, whether in cash, securities or other property, is received by Holder, including any applicable Trustee, in contravention of any of the terms of this Article and before all Senior Debt has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, holders of Senior Debt at the time outstanding in accordance with the priorities then existing among those holders of Senior for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full.

SECTION 13.6. NOTICE BY COMPANY.

The Company shall promptly notify the Trustee, in writing, and any Paying Agent of any facts known to the Company that would cause a payment on the Securities to violate this Article.

SECTION 13.7. SUBROGATION.

After all Senior Debt is paid in full and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Senior Debt to receive payments or distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A payment or distribution made under this Article to holders of Senior Debt which otherwise would have been made to Holders is not, as among the Company, its creditors other than the holders of Senior Debt and Holders, a payment or distribution by the Company on account of the Senior Debt.

SECTION 13.8. RELATIVE RIGHTS.

This Article is intended solely to define the relative rights of Holders on the one hand and the holders of Senior Debt on the other hand. Nothing in this Indenture or in the Securities shall:

(1) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, Additional Amounts, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms;

(2) affect the relative rights of Holders and creditors of the Company other than holders of Senior Debt; or

(3) prevent the Trustee or any Holder (or to the extent expressly provided herein, the holder of any Preferred Security) from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Debt to receive payments or distributions otherwise payable to Holders or the Trustee.

If the Company fails because of this Article to pay principal, premium, if any, Additional Amounts, if any, or interest on a Security on the due date, such failure shall constitute a default hereunder.

SECTION 13.9. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 13.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

SECTION 13.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

The Trustee or any Paying Agent may continue to make payments on the Securities until it receives written notice of facts that would cause a payment of principal of or interest on the Securities to violate this Article. Only the Company, a Representative or a holder of an issue of Senior Debt that has no Representative may give the written notice.

The Trustee has no fiduciary duty to the holders of Senior Debt other than as created under this Indenture. The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee.

The Company’s obligation to pay, and the Company’s payment of, the amounts required by Article Fourteen and any money held by the Company in trust pursuant to Section 3.10 while acting as its own Paying Agent are excluded from the operation of this Article Thirteen.

SECTION 13.12. PAYMENT PERMITTED IN CERTAIN SITUATIONS.

Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 13.2 or under the conditions described in Section 13.3 or 13.4, from making payments at any time of or on account of the principal of, premium, if any, Additional Amounts, if any or interest on the Securities or on account of the purchase or other acquisition of the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of, premium, if any, Additional Amounts, if any, or interest on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge (in accordance with Section 13.6) that such payment would have been prohibited by the provisions of this Article.

SECTION 13.13. TRUSTEE TO EFFECTUATE SUBORDINATION.

Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 13.14. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 9.5, and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 13.15. ARTICLE APPLICABLE TO PAYING AGENTS.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

ARTICLE XIV

SATISFACTION AND DISCHARGE

SECTION 14.1. SATISFACTION AND DISCHARGE OF INDENTURE.

This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for and any right to receive additional amounts, as provided pursuant to Section 11.1(12)), and the Trustee, upon receipt of a Company Order, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

(1) either

(A) all Securities of such series theretofore authenticated and delivered (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.8) have been delivered to the Trustee for cancellation pursuant to Section 3.12; or

(B) all Securities of such series not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium if any) and interest, and any additional amounts owing with respect thereto, to the date of such deposit (in the case of Securities which have become due and payable) or the Stated Maturity or Redemption Date, as the case may be;

(2) The Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and any predecessor Trustee under Section 9.7 shall survive, and, if money shall have been deposited with and held by the Trustee pursuant to this Section 14.1, the obligations of the Trustee under Section 14.2 shall survive.

In the event that there are Securities of two or more series outstanding hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested in writing to do so with respect to Securities of a particular series as to which it is Trustee and if the other conditions thereto are met.

SECTION 14.2. APPLICATION OF TRUST FUNDS.

All money deposited with the Trustee pursuant to Section 14.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto of the principal (and premium if any) and any interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law. Money deposited pursuant to this section not in violation of this Indenture shall not be subject to claims of holders of Senior Debt under Article XIII.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1. TIA CONTROLS.

If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control. If any provision of this Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 15.2. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 15.3. ACTS OF HOLDERS; RECORD DATES.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 9.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of that series; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of that series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 15.4.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any notice of default pursuant to Section 9.5, (ii) any declaration of acceleration referred to in Section 8.2, (iii) any request to institute proceedings referred to in Section 8.7(B) or (iv) any direction referred to in Section 8.11, in each case with respect to Securities of that series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of that series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of that series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 15.4.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 15.4, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 15.4. NOTICES.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, recognized overnight courier or registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

if to the Company:

Gold Kist Inc.

244 Perimeter Center Parkway, N.E.

Atlanta, Georgia 30346

Attention: Mr. Stephen O. West

Telecopy: (770) 393-5421

with a copy to:

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309

Attention: William Scott Ortwein

Telecopy: (404) 881-4777

if to the Trustee:

U.S. Bank National Association

1360 Peachtree Street NE

Suite 1105

Atlanta, GA 30309

Attention: J. David Dever

Telecopy: (404) 365-7946

Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; the next Business Day after timely delivery to a recognized overnight courier, if sent by such courier guaranteeing next day delivery; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed to it by first class mail or other equivalent means at its address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Where this Indenture provides for Notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 15.5. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

Holders of any Security may communicate pursuant to TIA §312(b) with other Holders of that series with respect to their rights under this Indenture or the applicable Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA §312(c).

SECTION 15.6. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

(2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met;

provided, however, that no such opinion shall be required in connection with the issuance of Securities of any series.

SECTION 15.7. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 15.8. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 15.9. LEGAL HOLIDAYS.

Unless otherwise provided as contemplated by Section 3.1 with respect to Securities of any series, in any case where any Interest Payment Date, Redemption Date, Maturity of any Security, Stated Maturity or any date on which a Holder has the right to convert his Security, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any), or conversion of such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Maturity or the Stated Maturity, or on such date for conversion, as the case may be.

SECTION 15.10. GOVERNING LAW.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES. THE COMPANY HEREBY

IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

SECTION 15.11. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 15.12. NO RECOURSE AGAINST OTHERS.

No direct or indirect stockholder, employee, officer or director, as such, past, present or future, of the Company, or any successor entity, shall have any personal liability in respect of the obligations of the Company under this Indenture or the Securities solely by reason of his or its status as such stockholder, employee, officer or director. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of any Security.

SECTION 15.13. BENEFITS OF INDENTURE.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, and their successors hereunder, the holders of Senior Debt and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 15.14. SUCCESSORS.

All agreements of the Company in this Indenture and any Security shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 15.15. DUPLICATE ORIGINALS.

All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 15.16. SEVERABILITY.

In case any one or more of the provisions in this Indenture or in any Security shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 15.17. TABLE OF CONTENTS, HEADINGS, ETC.

The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

GOLD KIST INC., a Delaware corporation

By:
Name:
Title

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: